UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 31, 2009

Max Capital Group Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	000-33047	98-0584464
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Max House, 2 Front Street, Hamilton, Bermuda		HM 11
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(441) 295-8800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

On August 31, 2009, Max Bermuda Ltd. ("Max Bermuda") and Max Diversified Strategies Ltd. ("MDS," and together with Max Bermuda, the "Max Entities"), each a wholly owned subsidiary of the Registrant, entered into a Termination Agreement ("Termination") with Canadian Imperial Bank of Commerce ("CIBC") with respect to certain agreements to which the Max Entities are party in connection with a total return swap dated February 28, 2003, by and between Max Bermuda and CIBC, as previously amended (the "Swap") and a sale of share of MDS to CIBC.

The non-controlling interest in MDS and the Swap were recorded on a combined basis and accounted for as a financing transaction. The effect of combining the transactions resulted in the notional amount being presented as a bank loan.

In terminating the Swap, the Termination, among other things, provides for the repurchase by Max Bermuda of 62,653 shares of MDS from CIBC at a purchase price of $105,780,819.08, and will be accounted for as repayment of the bank loan.

The description of the above-referenced Termination is qualified in its entirety by reference to the complete text of the document, which is filed hereto as Exhibit 10.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Max Capital Group Ltd.

August 31, 2009	By:	Joseph W. Roberts

Name: Joseph W. Roberts
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Termination Agreement, dated August 31, 2009, among Canadian Imperial Bank of Commerce, Max Bermuda Ltd. and Max Diversified Strategies Ltd.